Exhibit 10.9

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first set forth above.

ROTECH HEALTHCARE INC.

/s/ Steven Burres
By:	Steven Burres
Date:	4/1/19

Executive

/s/ Timothy C. Pigg
Tim Pigg, CEO Rotech Healthcare Inc.
Date:	4/22/19

[Signature Page to Employment Agreement]